SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT



   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

   Date of Report (Date of earliest event reported):       November 28, 1994



                              HARLEY-DAVIDSON, INC.
             (Exact name of registrant as specified in its charter)

          Wisconsin                1-10793              39-138235
       (State or other        (Commission File        (IRS Employer
       jurisdiction of             Number)         Identification No.)
        incorporation)

    3700 W. Juneau Avenue, Milwaukee, Wisconsin           53208
    (Address of principal executive offices)            (Zip Code)


   Registrant's telephone number, including area code        (414) 342-4680

   Item 5.   Other Events.

             On May 14, 1994, the shareholders of Harley-Davidson, Inc. (the "Company") approved a proposed restructuring of the Company's Motorcycle Division. On November 28, 1994, the Company effected certain actions pursuant to that authority. Prior to November 28, the Company held substantially all the assets of its Motorcycle Division directly and held the assets of its Transportation Vehicles Division separately through Holiday Rambler. As a result of asset and liability transfers on November 28, (i) H-D Michigan, Inc., a newly-formed Michigan corporation and a wholly owned subsidiary of the Company ("Michigan"), now holds substantially all Harley-Davidson trademark rights and copyrights and certain other intellectual property rights previously owned by the Company and (ii) Harley-Davidson Motor Company, a newly-formed Wisconsin corporation and a wholly owned subsidiary of Michigan ("Motor"), owns substantially all of the other assets of the Motorcycle Division that were previously owned directly by the Company and has assumed related liabilities. Among other things, Motor now owns the office, manufacturing and testing facilities, machinery and equipment in Milwaukee and Tomahawk, Wisconsin, York, Pennsylvania, and Talladega, Alabama, and substantially all of the employees of the Motorcycle Division have been transferred to Motor.

                                   SIGNATURES


             Pursuant to the requirements of Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 HARLEY-DAVIDSON, INC.



                                 By:  JAMES L. ZIEMER
                                      James L. Ziemer
                                      Vice President and Chief
                                       Financial Officer



                                 Date:     December 7, 1994